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                               EMPLOYMENT CONTRACT


THIS AGREEMENT made and entered into effective this 28th day of February, 2001, by and between CENTRAL PARKING SYSTEM, INC., a Tennessee corporation with its principal place of business in Nashville, Tennessee ("EMPLOYER"), and William J. Vareschi ("EXECUTIVE").

     W  I  T  N  E  S  S  E  T  H:

WHEREAS, EMPLOYER desires to induce EXECUTIVE to serve as an executive officer of EMPLOYER;

WHEREAS, EXECUTIVE will have access to trade secrets and confidential information of EMPLOYER including, but not limited to, the terms of, and the parties to, EMPLOYER's leases, management contracts and other contracts pursuant to which EMPLOYER operates its business, and EXECUTIVE has the ability to influence the goodwill of EMPLOYER with such parties;

WHEREAS, in consideration of his continued employment at will upon the terms and conditions hereinafter set forth, and the payment of the amounts hereinafter set forth, including but not limited to, the Termination Amount (as hereinafter defined), EXECUTIVE has agreed to be bound by such terms and conditions, including but not limited to, the restrictive covenants set forth hereinafter;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, EMPLOYER and EXECUTIVE agree as follows:

(1) TITLE. Subject to the terms and conditions of this Agreement, EMPLOYER does hereby employ EXECUTIVE during the Term (as defined below) as Vice Chairman and Chief Executive Officer.

(2) DUTIES. EXECUTIVE agrees to serve in such capacity, and to perform all the duties required thereof.

(3) COMPENSATION. During the Term, EMPLOYER agrees to pay EXECUTIVE for said services a base salary ("Base Salary") of $600,000 gross per year. Base Salary shall be payable in accordance with the ordinary payroll practices of EMPLOYER but no less frequently than biweekly. Any increase in Base Salary shall be in the discretion of EMPLOYER and, as so increased, shall constitute "Base Salary" hereunder. During the Term, in addition to his Base Salary, EXECUTIVE shall, with respect to each fiscal year beginning on or about October 1, be eligible to receive an annual bonus (the "Bonus") in accordance with the Company's bonus program as may be in effect from time-to-time, with a target amount equal to 100% of Base Salary; provided that for the fiscal years beginning October 1, 2000 and 2001, the Bonus shall not be less than $400,000 (the "Guaranteed Bonus") and provided further that such Bonus (including the Guaranteed Bonus) for the fiscal year beginning October 1, 2000 shall be prorated by a fraction, the numerator of which is the number of days from the commencement of EXECUTIVE's employment through and including the end of the current fiscal year and the denominator of which is 365. Bonus amounts in excess of 120% of Base Salary and Bonus will be paid in the form of common stock or Deferred Stock Units (as defined herein) at the election of EXECUTIVE. EXECUTIVE may elect to draw, in advance, up to fifty percent (50%) of the Bonus through the course of EMPLOYER'S fiscal year. Should such advance exceed the amount actually due EXECUTIVE based on the computation of EXECUTIVE'S Bonus, EXECUTIVE agrees to repay the borrowed amount upon notification by EMPLOYER.

     It is EMPLOYER'S policy that bonuses will not be earned by two people during a job change transition period. Therefore, in reference to EXECUTIVE'S position, if the outgoing manager is to continue working for EMPLOYER in a similar position or is promoted, then the outgoing manager will continue to earn toward a bonus until leaving the current position, and the incoming manager will not begin to earn toward a bonus until the day after the outgoing manager's last day in the position. If the outgoing manager resigns, retires, or is removed from the position, then the incoming manager will begin to earn toward the bonus from the time he or she commences work and the outgoing person will not have earned any bonus attributable to the period in which he has not worked in the position.

(4) ADDITIONAL COMPENSATION AND BENEFITS. During the Term, EXECUTIVE shall be eligible to participate in any additional compensation and benefits plans or programs maintained by EMPLOYER from time to time in which other senior executives of EMPLOYER participate on terms comparable to those applicable to such other senior executives generally (commensurate with EXECUTIVE's position with EMPLOYER); provided, however, that EXECUTIVE shall be eligible to participate in EMPLOYER's Deferred Stock Unit Plan upon commencement of employment.

(5) STOCK OPTIONS. Upon the date of the announcement (the "Announcement Date") of EXECUTIVE's appointment as Vice Chairman and Chief Executive Officer of EMPLOYER, EXECUTIVE will receive a grant of 400,000 non-qualified options (the "Stock Options") to purchase EMPLOYER's common stock under EMPLOYER's 1995 Incentive and Nonqualified Stock Option Plan for Key Personnel at an exercise price equal to $20 per share. The Stock Options will vest ratably over 4 years (25% per year) beginning on the commencement date of EXECUTIVE's employment and will have a 10-year term from the date of grant. Upon retirement at age 65, EXECUTIVE shall be eligible to exercise the vested and unexercised Stock Options through the end of the ten-year term. In the event of EXECUTIVE's death or disability, EXECUTIVE or his representative shall be eligible to exercise any Stock Options vested on the date of EXECUTIVE's death or disability through the end of the ten-year term and all options that are not vested on the date of EXECUTIVE's death or disability shall be forfeited. In the event EXECUTIVE is terminated without Cause (as defined herein), EXECUTIVE shall be credited with two additional years of service towards vesting and EXECUTIVE shall have three years following such termination to exercise Stock Options which are vested on the termination date (subject to the ten-year term of such options). In the case of resignation by EXECUTIVE, EXECUTIVE shall have 90 days following the date of such resignation to exercise Stock Options which are vested and unexercised on the date of termination; all Stock Options which are not vested on the date of such resignation or termination shall be forfeited. In the event EXECUTIVE is terminated for Cause, all unexercised options shall be forfeited upon such termination.

(6) DEFERRED STOCK UNITS. Twenty-four (24) months following the Commencement Date (the "Grant Date"), EXECUTIVE shall receive 200,000 Deferred Stock Units ("DSUs"). EXECUTIVE must be employed on the Grant Date in order to receive the DSUs. The DSUs shall be granted subject to the terms and conditions set forth in Exhibit A to this Agreement.

(7) TERM. EXECUTIVE's employment under this Agreement shall commence on April 2, 2001, and continue through September 30, 2003; provided, however, that the Term shall be automatically renewed for a one-year period on October 1, 2003, and on each anniversary thereof and, as so renewed, shall constitute the "Term" hereunder, unless EMPLOYER has notified EXECUTIVE in writing prior to the thirty-day period ending on the expiration of the then current Term that such Term shall not be so renewed and that EXECUTIVE's employment shall be terminated at the expiration of the then current Term. Notwithstanding the foregoing, this Agreement may be terminated at any time by either EMPLOYER or EXECUTIVE upon thirty days' prior written notice (except that such notice is not required in the event EXECUTIVE's employment is terminated for Cause (as defined below)); provided, however, EMPLOYER retains in its sole discretion the option to substitute for the thirty (30) days' written notice of termination an amount of pay equal to 30 days, with normal withholdings, as pay in lieu of notice. Notwithstanding any of the foregoing, Sections 10, 11, 12, 13, 14 and 15 shall survive the termination of this Agreement.

(8) EXTENT OF SERVICES. EXECUTIVE shall devote his entire attention and energy to the business and affairs of EMPLOYER and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, unless EMPLOYER consents to EXECUTIVE's involvement in such business activity in writing. This restriction shall not be construed as preventing EXECUTIVE from investing his assets in a form or manner that will not require EXECUTIVE's services in the operation of any of the companies in which such investments are made.

(9)     TERMINATION  OF  EMPLOYMENT.

9.1     Termination  Without  Cause;  Resignation  for Good Reason.  (a)  In the
        ----------------------------------------------------------
event that EXECUTIVE's employment is terminated (i) by EMPLOYER other than for Cause (as defined below), including without limitation a termination of this Agreement pursuant to a notice by EMPLOYER that the then current Term will not be renewed, and other than as a result of EXECUTIVE's death or Permanent Disability (as defined below), or (ii) by EXECUTIVE for Good Reason (as defined below); and such termination occurs other than during the two-year period following a Change in Control (as defined herein), EXECUTIVE shall receive the following amounts:

          (i) a cash lump sum payment in respect of EXECUTIVE's Base Salary earned but not yet paid (the "Compensation Payment"), in each case through the effective date of such termination;

          (ii) such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 4 hereof, to which he is entitled pursuant to the terms of such plans or programs;

          (iii) an amount (the "Termination Amount") equal to two years of EXECUTIVE's Base Salary; and

          (iv) the Bonus in respect of the fiscal year in which his termination of employment occurs, prorated by a fraction, the numerator of which is the number of days from the beginning of the then current fiscal year through and including the date of his termination and the denominator of which is 365, less any amounts drawn in advance under Section 3 of this Agreement.

          (b) The Compensation Payment shall be paid by EMPLOYER to EXECUTIVE within thirty (30) days after the termination of EXECUTIVE's employment by check payable to the order of EXECUTIVE or by wire transfer to an account specified by EXECUTIVE. The Termination Amount shall be payable in equal installments during the two-year period following termination of employment in accordance with the ordinary payroll practices of EMPLOYER, but no less frequently than bi-weekly. The Bonus shall be paid following the end of the fiscal year in which EXECUTIVE's employment terminated in accordance with EMPLOYER's ordinary practices, but in no event later than December 15 of such year. Notwithstanding anything else herein to the contrary, EXECUTIVE shall not be entitled to receive the Termination Amount in the event he violates any of the covenants set forth in Sections 10 or 11 of this Agreement.

          (c) For purposes of this Agreement, "Good Reason" shall mean a reduction by EMPLOYER in excess of fifteen (15%) in the amount of EXECUTIVE's Base Salary or Bonus Potential (as defined below) unless the reduction in the amount of Bonus Potential is part of a program in which the Bonus Potential of at least ninety percent (90%) of the senior executives of EMPLOYER is reduced. Bonus Potential means the amount of Bonus EXECUTIVE would earn if he meets the budget objectives or other objectives as may be set forth in the bonus plan as amended from time-to-time. It is understood that the actual amount of Bonus earned by EXECUTIVE can vary from year to year depending upon performance and such variance, regardless of amount, shall not constitute "Good Reason." It is further understood that the amount of EXECUTIVE's Bonus Potential may be reduced for factors such as the closure or loss of cities or locations, sale of cities or properties, or as a result of economic conditions and that any such reduction, regardless of amount, shall not constitute "Good Reason."

     9.2     Permanent Disability.  In the event that EXECUTIVE becomes disabled
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during  the  Term  to  an extent which entitles him to benefits under EMPLOYER's long-term disability benefit plan applicable to senior executive officers generally as in effect on the date hereof ("Permanent Disability"), Executive's employment shall terminate automatically, and EXECUTIVE shall receive or commence receiving, as soon as practicable:

          (i) amounts payable pursuant to the terms of a long-term disability insurance policy or similar arrangement which EMPLOYER maintains during the Term;

          (ii)     the  Compensation  Payment;

          (iii) such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 4 hereof, to which he is entitled pursuant to the terms of such plans or programs; and

          (iv) the Bonus in respect of the fiscal year in which his termination occurs prorated by a fraction, the numerator of which is the number of days from the beginning of the then current fiscal year through and including the date of his termination and the denominator of which is 365, less any amounts drawn in advance under Section 3 of this Agreement.
 .

     9.3     Death.  In  the  event  of  EXECUTIVE's  death  during  the  Term,
             -----
EXECUTIVE's employment shall terminate automatically, and EXECUTIVE's estate or designated beneficiaries shall receive or commence receiving, as soon as practicable:

          (i) any death benefits provided under the employee benefit plans, programs and practices referred to in Section 4 hereof, in accordance with their terms;

          (ii)     the  Compensation  Payment;

          (iii) such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 4 hereof, to which EXECUTIVE's estate or designated beneficiaries are entitled pursuant to the terms of such plans or programs; and

          (iv) the Bonus in respect of the fiscal year in which his death occurs, prorated by a fraction, the numerator of which is the number of days from the beginning of the then current fiscal year through and including the date of his death and the denominator of which is 365, less any amounts drawn in advance under Section 3 of this Agreement.

     9.4     Resignation  Without  Good  Reason.  In  the event that EXECUTIVE's
             ----------------------------------
employment is terminated by EXECUTIVE other than for Good Reason and other than as a result of EXECUTIVE's death or Permanent Disability, EXECUTIVE shall receive the following amounts:

(i)     the  Compensation  Payment;

(ii) such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 4 hereof, to which he is entitled pursuant to the terms of such plans or programs; and

(iii) the Bonus in respect of the fiscal year in which his termination of employment occurs, prorated by a fraction, the numerator of which is the number of days from the beginning of the then current fiscal year through and including the date of his termination and the denominator of which is 365, less any amounts drawn in advance under Section 3 of this Agreement.

     9.5     Termination  for Cause.  EMPLOYER shall have the right to terminate
             -----------------------
the employment of EXECUTIVE for Cause. In the event that EXECUTIVE's employment is terminated by EMPLOYER for Cause, EXECUTIVE shall only be entitled to receive the following amounts and shall not be entitled to the payment of any other compensation otherwise included under this Agreement:

          (i)     the  Compensation  Payment;  and

          (ii) such payments, if any, under applicable plans or programs, including but not limited to those referred to in Section 4 hereof, to which he is entitled pursuant to the terms of such plans or programs.

After the termination of EXECUTIVE's employment under this Section 9.5, the obligations of EMPLOYER under this Agreement to make any further payments or provide any benefits specified herein, to EXECUTIVE shall thereupon cease and terminate.

     For purposes of this Agreement, "Cause" shall be defined as (i) the commission by EXECUTIVE of an act involving theft, embezzlement, fraud or intentional mishandling of EMPLOYER funds; (ii) conviction of a criminal offense which adversely affects EXECUTIVE's job-related responsibilities; (iii) a violation by EXECUTIVE of the covenants set forth in Sections 10 or 11 of this Agreement; or (iv) EXECUTIVE's deliberate and intentional continuing refusal to substantially perform his duties and obligations, which continues beyond ten days after a written demand for substantial performance is delivered to EXECUTIVE by EMPLOYER.

     9.5. Termination Without Cause or Resignation for Good Reason Following a Change in Control. (a) In the event that EXECUTIVE's employment is terminated within the two-year period following a Change in Control (as defined below) (i) by EMPLOYER other than for Cause, including without limitation a termination of this Agreement pursuant to a notice by EMPLOYER that the then current Term will not be renewed, or (ii) by EXECUTIVE for Good Reason, EXECUTIVE shall receive the following amounts:

          (i)     the  Compensation  Payment;

          (ii)     the  Termination  Amount;

          (iii) such payment, if any, under applicable plans or programs, including but not limited to those referred to in Section 4 hereof, to which he is entitled pursuant to the terms of such plans or programs;

          (iv) the Bonus in respect of the fiscal year in which his termination of employment occurs, prorated by a fraction, the numerator of which is the number of days from the beginning of the current fiscal year through and including the date of his termination and the denominator of which is 365, less any amounts drawn in advance under Section 3 of this Agreement; and

          (v) two years of health and welfare benefits from the date of termination.

With regards to the DSUs granted to EXECUTIVE under Section 6 of this Agreement and the Stock Options granted to EXECUTIVE under Section 5 of this Agreement, any DSUs or Stock Options not assumed or substituted by the surviving corporation in a transaction resulting in a Change in Control shall become immediately vested and, in the case of DSUs, shall be paid out immediately in stock, and in the case of options, shall be immediately exercisable.

     (b) For purposes of this Agreement, "Change in Control" shall mean the first to occur of the following events:

          (i) the consummation of a plan of liquidation with respect to EMPLOYER;

          (ii) the sale or other divestiture of all or substantially all of the assets (excluding the sale of assets in the ordinary course of business or sale and leaseback transactions or other transactions that are primarily financing transactions) of EMPLOYER or of EMPLOYER and its direct or indirect majority-owned subsidiaries;

          (iii) the acquisition by any person or affiliated group of persons as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act") (other than Monroe Carell, Jr. and members of the Carell family, related entities, affiliates, and trusts or foundations created by or for any of the foregoing) of common stock of EMPLOYER so that such person or affiliated group shall become the beneficial owner, as defined in Rule 13d-3 of the 1934 Act, directly or indirectly, of a majority of the outstanding voting stock of EMPLOYER; or

          (iv) the consummation of a consolidation or merger of EMPLOYER with another corporation, unless the consummation of such consolidation or merger would result in the stockholders of EMPLOYER immediately before such consolidation or merger owning, in the aggregate, more than fifty percent (50%) of the outstanding voting stock of the surviving entity immediately after such consolidation or merger.

9.6.     Excise  Tax  Indemnification.     If  the  Internal  Revenue  Service
asserts, or if EXECUTIVE or EMPLOYER is advised in writing by a "Big Five" accounting firm, that any payment in the nature of compensation to, or for the benefit of, EXECUTIVE from the EMPLOYER (or any successor in interest) constitutes an "excess parachute payment" under section 280G of the Internal Revenue Code, whether paid pursuant to this Agreement or any other agreement, and including property transfers pursuant to securities and other employee benefits that vest upon a change in the ownership of effective control of the EMPLOYER (collectively, the "Excess Parachute Payments") the EMPLOYER shall pay to EXECUTIVE, on demand, a cash sum sufficient (on a grossed-up basis) to indemnify EXECUTIVE and hold him harmless from the following (the "Tax Indemnity Payment"):

          (i) the amount of excise tax under section 4999 of the Internal Revenue Code on the entire amount of the Excess Parachute Payments and all Tax Indemnity Payments to EXECUTIVE pursuant to this Section 9.6;

          (ii) the amount of all estimated local, state and federal income taxes on all Tax Indemnity Payments to EXECUTIVE pursuant to this Section 9.6 (determined in each case at the highest marginal tax rate); and

          (iii) the amount of any fines, penalties or interest that have been or potentially will be, assessed in respect of any excise or income tax described in the preceding clauses (i) or (ii); so the amounts of Excess Parachute Payments received by EXECUTIVE will not be diminished by an excise tax imposed under section 4999 of the Internal Revenue Code or by any local, state or federal income tax payable in respect of the Tax Indemnity Payments received by EXECUTIVE pursuant to this Section 9.6.


(10)     RESTRICTIVE  COVENANTS.

     10.1. Covenant Not-to-Compete. During the term of this Agreement and for a period of two (2) years after termination of employment (or two (2) years after EMPLOYER is granted injunctive relief to enforce the provisions of this Section, whichever is later), EXECUTIVE shall not, directly or indirectly, either as an individual for his own account or as a consultant, partner, joint venturer, employee, agent, officer, director or shareholder, engage in the same or similar business of EMPLOYER or any of its parents, subsidiaries, partnerships, joint ventures, affiliates or related companies (collectively referred to hereinafter as "Affiliated Entities") within fifty (50) miles of the perimeter of any county or any independent city in which he is rendering or has rendered services to or for EMPLOYER during the one-year period prior to termination of his employment.

     10.2 Non-solicitation and Other Covenants. During the term of this Agreement and for a period of two (2) years after termination of employment (or two (2) years after EMPLOYER is granted injunctive relief to enforce the provisions of this Section, whichever is later), EXECUTIVE shall not, directly or indirectly, either as an individual for his own account or as a consultant, partner, joint venturer, employee, agent, officer, director or shareholder:

          (i) solicit or attempt to solicit any clients, customers or landlords of EMPLOYER or any of its Affiliated Entities existing on the date of EXECUTIVE's termination with the intent or purpose to perform services for such clients, customers or landlords which are the same or similar to those provided by EMPLOYER or any of its Affiliated Entities, or encourage or attempt to encourage any such clients, customers or landlords to not continue or otherwise modify adversely its business relationship with EMPLOYER or its Affiliated Entities;

          (ii) enter into any lease, sublease, license agreement, services agreement, option agreement, management or operating agreement relating to, or otherwise acquire any rights with respect to, any of the parking facilities managed or operated by EMPLOYER or any of its Affiliated Entities on the date of EXECUTIVE's termination; or

          (iii) engage, hire, solicit or attempt to solicit for the purpose of hiring or engaging, as an employee, agent, consultant, independent contractor, or in any other capacity, any of EMPLOYER's or its Affiliated Entities' employees or consultants.

EXECUTIVE acknowledges and agrees that the provisions of Sections 10 or 11 of this Agreement are intended to protect EMPLOYER's interest in certain confidential information and established landlord, client and other contractual relationships and goodwill and that such provisions are reasonable and valid in geographical and temporal scope and in all other respects.

(11) CONFIDENTIAL INFORMATION. EXECUTIVE acknowledges and agrees that all information of a technical or business nature, such as know-how, trade secrets, business plans, data processes, techniques, financial information, information regarding clients, customers, landlords, suppliers, consultants, joint venture partners and employees, contracts, leases, inventions, sales and marketing concepts, discoveries, formulae, patterns, and devices (collectively, the "Confidential Information'') acquired by EXECUTIVE in the course of his employment under this Agreement is valuable proprietary information of EMPLOYER. EXECUTIVE agrees that such Confidential Information, whether in written, verbal or model form, shall not be disclosed to anyone outside the employment of EMPLOYER without EMPLOYER's written consent unless the Confidential Information has been made generally available to the public through no fault of the EXECUTIVE.

(12) RETURN OF COMPANY PROPERTY. Upon termination of EXECUTIVE's employment with or without Cause, EXECUTIVE shall immediately return and deliver to EMPLOYER and shall not retain any originals or copies of any books, papers, price lists, customer contracts, bids, customer lists, files, notebooks, computer files, computer hardware or software, or any other documents or computer records which are company property, which contains Confidential Information, or which otherwise relate to EXECUTIVE's performance of duties under this Agreement. EXECUTIVE further acknowledges and agrees that all such documents and computer records are EMPLOYER's sole and exclusive property.

(13) NOTICE. All notices, demands and communications required, desired or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date received, if delivered personally, or on the third day after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the parties at the addresses set forth below or to such other person at such location as either party hereto may subsequently designate in a similar manner:

          EMPLOYER:                                EXECUTIVE:
Central  Parking  System,  Inc.               William  J.  Vareschi
2401  21st  Avenue  South,  Suite  200        Horizons  at  Bonita  Bay  #1501
Nashville,  Tennessee  37212                  4731  Bonita  Bay  Boulevard
Attn:  Monroe  J.  Carell,  Jr.               Bonita  Springs,  Florida  34134

(14) CONSTRUCTION OF AGREEMENT. This Agreement shall be interpreted, construed and governed by and under the laws of the State of Tennessee without reference to the choice of law doctrine of such state, and EXECUTIVE unconditionally submits to the jurisdiction of the courts located in the State of Tennessee in all matters relating to or arising from this Agreement, except to the extent that an issue is subject to the arbitration clause set out herein.

a. If any provision or clause of this Agreement or the application thereof to either party is held to be invalid by a court of competent jurisdiction, then such provision shall be severed herefrom, and such invalidity shall not affect any other provision of this Agreement, the balance of which shall remain and have its intended full force and effect.

b. In the event that the provisions of Sections 10 or 11 of this Agreement shall ever be deemed to exceed the time or geographical limits permitted by applicable law, then such provisions shall be reformed to the maximum time and geographical limits permitted by applicable law.

c. References herein to "Sections" or "Subsections" mean the various sections and subsections of this Agreement. The headings and titles of the sections of this Agreement are not a part of this Agreement, but are for convenience only and are not intended to define, limit or construe the contents of the various sections. The term "including" means including, without limitation, unless the context clearly indicates otherwise.

d. If EXECUTIVE defaults in the performance of the covenants, agreements, or other obligations described in Sections 10 or 11 of this Agreement, then in addition to any and all other rights or remedies which EMPLOYER may have against the EXECUTIVE, (i) EXECUTIVE will be liable to and will pay to EMPLOYER a sum equal to EMPLOYER's court costs and the reasonable fees of its attorneys and their support staff incurred in enforcing the covenants, agreements and other obligations set out in Sections 10 or 11 of this Agreement; and (ii) EMPLOYER shall be entitled to discontinue the payment of the Termination Amount and any other amounts payable hereunder and to institute an action to recover any portion of the Termination Amount already paid under this Agreement.

e. EXECUTIVE acknowledges and agrees that it is impossible to measure completely in money the damages which will accrue to EMPLOYER if EXECUTIVE shall breach or be in default of the provisions set forth in Sections 10 or 11 of this Agreement. Accordingly, if any action or proceeding is instituted by or on behalf of EMPLOYER to enforce any provisions in Sections 10 or 11 of this Agreement, EXECUTIVE hereby waives any claim or defense thereto that EMPLOYER has an adequate remedy at law or that EMPLOYER has not been, or is not being, irreparably injured thereby. The rights and remedies of EMPLOYER pursuant to this section are cumulative, in addition to, and shall not be deemed to exclude any other right or remedy which EMPLOYER may have pursuant to this Agreement or otherwise, at law or in equity, including, without limitation, the rights and remedies available to EMPLOYER under Tennessee statutory or common law.

(15) ARBITRATION. EXECUTIVE and EMPLOYER knowingly and voluntarily agree to submit to binding arbitration any claims, disputes, or controversies arising out of or relating to this employment relationship or this Agreement, or alleged breach thereof, including any present or future claim of employment discrimination by EXECUTIVE under either federal or state law. Although workers' compensation issues are not within the scope of this provision, workers' compensation retaliation claims are intended to be arbitrable. Arbitration shall serve as the exclusive forum for claims described above, with the exception that EMPLOYER need not submit issues relating to a breach or threatened breach of Sections 10 or 11 to arbitration.

Any arbitration under this Section must be instituted within the applicable statute of limitations governing the dispute under state or federal law. The laws of the State of Tennessee shall govern all issues relating to such arbitration, including but not limited to, the applicability and enforceability of this arbitration provision, without reference to the choice of law doctrine of such state. Such arbitration shall be conducted in Nashville, Tennessee (or such other location designated by EMPLOYER) in accordance with the governing rules of the Federal Mediation and Conciliation Service ("FMCS") then in effect, except for any rule in conflict with this Section. If for any reason FMCS cannot provide a panel from which to select an arbitrator, EMPLOYER may utilize any other arbitrator selection services, including the American Arbitration Association. One arbitrator shall be selected, using an alternating-strike method, from a list of arbitrators provided by FMCS. EXECUTIVE and EMPLOYER will have the right of representation of their own choosing at such hearing as well as the right to present and cross examine witnesses and to submit relevant evidence. Both parties shall have the right, unless waived at the hearing, to file a post-hearing brief and the selected arbitrator shall not limit this right. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

The arbitrator shall have full and complete power to settle any claim presented, including any federal or state claim of employment discrimination or retaliation by EXECUTIVE, and to fashion an appropriate remedy. However, the arbitrator shall not have the power to amend or modify this Agreement. In any dispute concerning the termination of EXECUTIVE, the arbitrator may not award reinstatement or any other remedy unless he or she determines that EMPLOYER was not entitled to terminate EXECUTIVE under this Agreement. Fees and costs for the arbitration will be split equally between the parties; however, each party will be responsible for their own attorney's fees.

(16) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no understandings, representations or warranties of any kind between the parties except as expressly set forth herein.

    Page  16
(17) NO ORAL NOTIFICATION. This Agreement may not be modified except by a writing duly signed by both parties hereto.

(18) NO ASSIGNMENT. Neither this Agreement nor any right or obligation of EXECUTIVE hereunder may be assigned by EXECUTIVE without the prior written consent of EMPLOYER. Subject thereto, this Agreement and the covenants and conditions herein contained shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(19) All references herein to payment or sums of money shall mean in U.S. currency only. All references herein to calendar year, month, week or day shall mean the calendar and parts thereof as observed in the U.S. All references herein to date and time shall mean the date and time in Nashville, Tennessee.

(20) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

(21) The waiver by either party of a breach or default by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any other, continuing or subsequent breach or default by such party.

WITNESS  our  hands  the  day  and  date  first  above  written.

EMPLOYER:                                           EXECUTIVE:
CENTRAL  PARKING  SYSTEM,  INC.

         /s/ Monroe J. Carell                     /s/ William J. Vareschi
        --------------------------------         -------------------------------
             Monroe J. Carell                         William J. Vareschi

Title:     Chairman of the Board
          ------------------------